Securities and Exchange Commission
                            Washington, D.C. 20549
                         _____________________________



                                   FORM 8-K

                                CURRENT REPORT

       Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) February 2, 2004


                              LEISURE DIRECT, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Nevada                  0-53186                98-0335555
  --------------------------------------------------------------------------
  (State or other jurisdiction   (Commission File No.)  (IRS Employer
      of Incorporation)                                 Identification Number)



  1070 Commerce Drive, Building II, Suite 303
             Perrysburg, Ohio                                    43551
  ---------------------------------------------------------------------------
  (Address of principal executive offices)                   (Postal Code)


        Registrant's telephone number, including area code:(419) 873-1111

                              URANIUM STRATEGIES, INC
                  -------------------------------------------
                  (Former name, if changed since last report)


              ===================================================

ITEM 5. CHANGE IN CORPORATE NAME

The Registrant has filed an amendment to its Certificate of Incorporation which became effective on February 2, 2004. The amendment changes the name of the Registrant from "Uranium Strategies, Inc." to "Leisure Direct, Inc."

ITEM 5. INCREASE IN AUTHORIZED SHARES

The amendment to the Registrant's Certificate of Incorporation that became effective on February 2, 2004 also effected an increase in the authorized capital stock of the Registrant. The authorized capital stock of the Registrant now consists of 100,000,000 shares of common stock, $.001 par value, and 10,000,000 shares of preferred stock, $.001 par value. The Board of Directors is authorized to issue the preferred stock in series and to fix the voting powers, designations, preferences, limitations, restrictions, and relative rights of each series of preferred stock.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On February 2, 2004, Leisure Direct, Inc., a Delaware corporation ("LDI-Delaware"), was merged into the Registrant's wholly owned subsidiary, Olympic Manufacturing Company, LLC. The name of the subsidiary will remain "Olympic Manufacturing Company, LLC." To effect the merger the Registrant issued 6,315,073 shares of its common stock to the shareholders of LDI-Delaware, issued options that will permit the option-holders to purchase 240,000 shares of the Registrant's common stock for an average price of $0.133333, and issued a promissory note in the principal amount of $32,000.00 to replace a note issued by LDI-Delaware. The promissory note is convertible into the Registrant's common stock at market value.

The number of shares and options issued was determined by negotiations between the management of the Registrant and the management of LDI-Delaware. Because the negotiations were not arms-length, management also based the merger consideration upon its good faith estimate of the future cash flows that LDI-Delaware would produce.

In connection with the merger, Ernie Stevens, who was the President and COO of LDI-Delaware prior to the merger, was elected to serve as the Registrant's Vice President and COO effective upon the merger.

The transaction was not conducted at arms-length, as the members of the Registrant's Board of Directors owned the controlling interest in LDI-Delaware. Specifically, John R. Ayling was the beneficial owner of 83.1% of the outstanding capital stock of LDI-Delaware, and Michael D. Slates was the beneficial owner of 5.6% of the outstanding capital stock of LDI-Delaware.

The following table shows the beneficial shareholdings, after the merger, of the Registrant's officers and directors and the holders of 5% or more of the Registrant's outstanding voting securities.

                                    Amount and
                                    Nature of
Name and Address                    Beneficial        Percentage
of Beneficial Owner(1)              Ownership(2)      of Class
-----------------------------------------------------------------------
John R. Ayling                     10,875,000(3)         70.9%

Michael D. Slates                   1,059,500(4)          6.9%

Ernie Stevens                         150,000             1.0%

All Officers and Directors
 As a Group (3 persons)            12,084,500(3)         79.6%

Capital First Corporation, LLC      9,741,563            63.5%

Olympic Pools, Inc.                 1,133,437             7.4%

____________________________________

(1) The address of each shareholder is c/o Leisure Direct, Inc., 1070 Commerce Drive, Building II, Suite 303, Perrysburg, OH 43551
(2)  All shares are owned of record unless otherwise indicated.
(3) The shares beneficially owned by Mr. Ayling include 9,741,563 shares owned by Capital First Corporation, LLC, and 1,133,437 shares owned by Olympic Pools, Inc., both of which are owned and managed by Mr. Ayling.
(4) Includes 82,500 shares which Mr. Slates may acquire upon conversion of a promissory note issued to him by LDI-Delaware.

Business Plan

It is the mission of the Leisure Direct, Inc. to become the premier, highest quality and most nationally recognized manufacturer and direct marketer of pool, spa (commonly known as "hot tubs") and patio products in the United States. Leisure Direct, Inc. also intends to increase its product line to include a wider range of backyard entertainment products for cross selling opportunities in conjunction with its core products. Leisure Direct, Inc. will implement its strategy through first building a direct marketing distribution network through consolidation by acquiring existing dealers of competing products and converting each location to direct sales points of Leisure Direct, Inc.'s products. The next step will be to acquire existing manufacturers of other backyard entertainment products and marketing these products through the same distribution channel.

The total pool and spa industry is a multi-billion dollar per year industry. The retail channels in this industry are extremely fragmented with only a few companies having any sort of nationwide presence. This fragmentation of product distribution channels and retail outlets creates the ideal opportunity for funneling and directing consumer demand with a Direct Marketing approach.

In broad terms, Leisure Direct, Inc.'s strategy is to be a manufacturer and retailer of outdoor, backyard recreational products that will be able to deliver its products directly to its customers nationwide. Leisure Direct, Inc. intends to expand its product line to include a greater variety of outdoor home entertainment products.

Leisure Direct, Inc. intends to achieve Consolidation through the acquisition of a selected number of pool and spa dealers and then converting these dealers into Customer Service Centers that market Leisure Direct, Inc. products directly to the consumer. The outcome will be a significant increase in the distribution system for Leisure Direct, Inc.'s products.
This strategy will also cause the transformation of Leisure Direct, Inc.
from a manufacturer of leisure products to a manufacturer and Direct Marketer of these products.

Concurrently, Leisure Direct, Inc. will utilize a multi-media marketing strategy (print advertising, direct mail, radio and TV, mall kiosks, and the Internet) to stimulate sales of a wide range of outdoor recreational products, and to provide information to dealers and consumers regarding Leisure Direct, Inc.'s products, with the goal of driving consumers to company-owned customer service centers. The result will be a Direct Marketing manufacturing company that has control of its distribution network, while at the same time is increasing its product offerings to include those of other manufacturers.


Item 7.  Financial Statement and Exhibits

(a) Audited financial statements of Leisure Direct, Inc., a Delaware corporation for the years ended December 31, 2002 and 2001.

(b) Unaudited financial statements of Leisure Direct, Inc., a Delaware corporation, for the nine month periods ended September 30, 2003.

(c) Exhibits:

    3. Certificate of Amendment to Articles of Incorporation, effective on February 2, 2004.

    10. Merger Agreement dated January 15, 2004 among Olympic Manufacturing Company, LLC, Leisure Direct, Inc., a Delaware corporation, and the Registrant.


                                  SIGNATURE
                                  ---------


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      LEISURE DIRECT, INC.


                                      /s/ John R. Ayling
                                      -------------------------
                                      Name: John R. Ayling
                                      Title:   President


Date: February 6, 2004



                      *       *        *       *        *



                          Independent Auditors' Report


To the Board of Directors and Stockholders of Leisure Direct, Inc.



We have audited the accompanying balance sheet of Leisure Direct, Inc. as of December 31, 2002 and the statements of operations, changes in stockholder's equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Leisure Direct, Inc. as of December 31, 2002 and the results of its operations, changes in shareholder's equity and cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

                               Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
August 27, 2003


                             Leisure Direct, Inc.
                                Balance Sheet
                              December 31, 2002

	Assets

Current Assets
 Cash and equivalents                             $     867
 Accounts receivable, net of allowance for
  doubtful accounts of $ 244                            120
 Employee receivables                                 7,182
 Demand note receivable - related party              10,000
 Accrued interest receivable - related party note     3,041
 Inventory                                           55,541
 Other Current Assets                                 2,396
                                                   --------
        Total Current Assets                         79,147
                                                   --------

Property and equipment, net of accumulated
 depreciation of $ 7,873                              7,873

Other Assets
 Deposit                                             50,000
 Goodwill                                           250,000
                                                   --------
        Total Other Assets                          300,000
                                                   --------
        Total Assets                                387,020
                                                   ========

        Liabilities and Stockholder's Equity


Current Liabilities
 Accounts payable and accrued expenses              250,288
 Accrued interest payable                             4,245
 Accrued interest payable - related parties          41,389
 Demand notes payable - related parties             205,206
 Promissory note payable                                  -
 Promissory notes payable - related parties               -
 Royalties payable                                   24,652
 Loans payable - shareholders                        94,888
                                                   --------
        Total Current Liabilities                   620,668
                                                   --------

Promissory note payable                              10,000
Promissory notes payable - related parties           22,000
                                                   --------
        Total Liabilities                           652,668
                                                   --------
Stockholders' Equity (Impairment)
 Common stock, par value $0.01;
  20,000,000 shares authorized and
  6,900,000 shares issued and outstanding            69,000
 Additional paid in capital                         616,000
 Accumulated deficit                               (950,648)
                                                   --------
        Total Stockholders' Equity (Impairment)    (265,648)
                                                   --------
        Total Liabilities and Stockholders'
         Equity                                   $ 387,020
                                                   ========

See notes to the financial statements



                            Leisure Direct, Inc.
                          Statements of Operations



                                          Year Ended December 31,
                                         2002              2001
                                     -------------------------------
Net Sales                            $  260,444          $  392,195

Cost of Sales
 Cost of Goods Sold                     163,894             270,303
 Manufacturing Overhead                  34,523             105,409
                                       --------            --------
        Total Cost of Sales             198,417             375,712
                                       --------            --------

        Gross Profit                     62,027              16,483
                                       --------            --------

Selling, General & Administrative
 Expenses                               129,719             258,280
Goodwill impairment                      21,500             147,000
Provision for (recovery from)
 doubtful accounts                         (143)             11,084
                                       --------            --------
        Operating Loss                  (89,049)           (399,881)
                                       --------            --------


Other Income (Expense)
 Interest income                          1,014               1,014
 Interest expense                       (23,697)            (18,339)
 Other                                        -                (495)
                                       --------            --------
        Total Other Income (Expense)    (22,683)            (17,820)
                                       --------            --------

Net loss                             $ (111,732)         $ (417,701)
                                       ========            ========

Loss per share, basic and diluted    $    (0.02)         $    (0.06)
                                       ========            ========

Weighted Average Common Shares
 Outstanding                          6,900,000           6,900,000
                                      =========           =========

See notes to the financial statements


                              Leisure Direct, Inc.
                 Statements of Changes in Stockholders' Equity
                    Years Ended December 31, 2002 and 2001




                           Common Stock    Additional  Retained   Total
                        -----------------  Paid in     Earnings/  Stockholders'
                         Shares    Amount  Capital     (Deficit)  Equity
------------------------------------------------------------------------------
Balance -
 January 1, 2001       6,900,000 $  69,000  $  616,000 $ (421,215) $  263,785

Net loss                       -         -           -   (417,701)   (417,701)
                       ------------------------------------------------------
Balance -
 December 31, 2001     6,900,000 $  69,000  $  616,000 $ (838,916) $ (153,916)
                       ------------------------------------------------------
Net loss                       -         -           -   (111,732)   (111,732)

Balance -              ------------------------------------------------------
 December 31, 2002     6,900,000 $  69,000  $  616,000 $ (950,648) $ (265,648)
                       ======================================================








See notes to the financial statements






                            Leisure Direct, Inc.
                          Statements of Cash Flows



                                               Year Ended December 31,
                                              ------------------------
                                                 2002          2001
                                              ------------------------
Cash Flows From Operating Activities
 Net Loss                                    $ (111,732)   $ (417,701)

Adjustments to Reconcile Net Loss to Net
 Cash Used by Operating Activities
  Impairment of goodwill                         21,500       147,000
  Impairment of inventory                         1,469             -
  Depreciation and amortization                   3,149        26,399
  Bad debt (recovery) expense                      (143)       11,084
  Stock issued for services                           -             -

(Increase) Decrease in Assets
  Accounts receivable                               963         3,488
  Employee receivable                                 -             -
  Accrued interest receivable - related
   party notes                                   (1,013)       (1,014)
  Inventory                                      (7,901)       42,936
  Other current assets                              317        (1,557)
Increase (Decrease) in Liabilities
  Accounts payable and accrued expenses          37,959        87,005
  Accrued interest payable                        2,555     	1,217
  Accrued interest payable - related parties     21,142        17,122
  Royalties payable                                   - 	7,794
                                                -------       -------
  Net Cash Used by Operating Activities         (31,735)      (76,227)
                                                -------       -------
Cash Flows From Financing Activities
  Proceeds from promissory note                       -             -
  Proceeds from related party notes              53,600       106,375
  Repayment of related party notes              (20,000)      (14,206)
  Net proceeds/(repayment) of shareholder loans  (7,387)      (10,226)
  Proceeds from sale of common shares                 -             -
                                                -------       -------
  Net Cash Provided by Financing Activities      26,213        81,943
                                                -------       -------

Net (Decrease) Increase in Cash and Equivalents  (5,522)      	5,716

Cash and Equivalents at Beginning of Year         6,389           673
                                                -------       -------
Cash and Equivalents at End of Year            $    867      $	6,389
                                                =======       =======




See notes to the financial statements


                            Leisure Direct, Inc.
                     Notes to the Financial Statements


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization

Leisure Direct, Inc. (the Company), formerly known as ePoolSpas.com, Inc., was formed on January 1, 2000. The formation was effected by the issuance of 1,750,000 shares of the Company's common stock for the intangible assets of the former operating companies, Olympic Pools, Inc. (OPI) and Preferred Concrete Placement, Inc (PCPI). The Company, located in Perrysburg, Ohio, was incorporated on January 1, 2000 and currently operates under the trade name Olympic Manufacturing Company. The Company manufactures and assembles components of above ground pools and sells wholesale to its customers, which are primarily dealers and other retailers. The Company's sales are currently concentrated in the Midwest region of the United States.

Fair Value of Financial Instruments

The fair values of cash, accounts receivable, accounts payable and other short-term obligations approximate their carrying values because of the short-term maturity of these financial instruments. The carrying values of the Company's long-term obligations approximate their fair value. In accordance with Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments," rates available to the Company at balance sheet dates are used to estimate the fair value of existing debt.

Cash and Equivalents

For the purpose of the statements of cash flows, cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Inventories

Inventories are stated at the lower of cost or market using the average cost method. Market value for raw materials is defined as replacement cost and for work-in-progress and finished products as net realizable value.

Property & Equipment

Property and equipment are carried at cost. Depreciation is provided for financial reporting purposes on a straight-line basis over the estimated useful lives of the assets: 5 years for machinery and equipment. Repairs and maintenance expenditures which do not extend the useful lives of the related assets are expensed as incurred.

Goodwill and Intangible Assets

Goodwill resulted from the initial issuance of the Company's common stock to OPI and PCPI. The goodwill attributable to this transaction of $465,000 was being amortized on a straight-line basis over 20 years through the year ended December 31, 2001. Amortization expense was $23,250 for the year ended December 31, 2001. In addition, for the year ended December 31, 2001, the Company recorded $147,000 in impairment of goodwill pursuant to the rules for assessment of the impairment of goodwill and other intangibles under SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Pursuant to SFAS No. 142, Goodwill and Other Intangible Assets, the Company ceased amortizing this goodwill in 2002 and has instead measured the intrinsic fair value of the reporting unit to which the goodwill relates to test for impairment. For the year ended December 31, 2002, $21,500 in impairment was recognized due to the excess of the carrying value of goodwill over its estimatedfair value.




                            Leisure Direct, Inc.
                     Notes to the Financial Statements


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

Shipping and Handling Costs

Shipping and handling costs are charged to operations when incurred and are included in the Cost of Sales caption on the Statement of Operations. Shipping and handling expense was $7,718 and $16,573 for the years ended December 31, 2002 and 2001, respectively.

Revenue Recognition

Sales revenue is recognized when the product is delivered to the customer and the resulting receivable is deemed probable of collection.

Advertising Costs

Advertising costs are charged to operations when incurred. Advertising expense was $16 and $201 for the years ended December 31, 2002 and 2001, respectively.

Loans and Accounts Receivable

The Company periodically evaluates and establishes allowances for loans and doubtful accounts no less often than on a quarterly basis. In establishing allowances for loans and doubtful accounts, management considers the length of time since the last payment on the loan or account, the creditworthiness of the debtor based upon available information and if the debtor was an insider or employee at the time of the debt, if the debtor still an insider or employee. Management establishes an allowance for each loan or doubtful account to the extent that management determines that the debtor is unable or unwilling to repay the loan or account.

The Company places loans or doubtful accounts on non-accrual status when the loan or doubtful account becomes 90 days past due; or, if the debtor was an insider or employee at the time of the debt, then when the debtor is no longer an insider or employee, when the loan or doubtful account becomes 90 days past due. Upon placement on non-accrual status, any payments received by the Company on the obligation shall be first credited against principal, then against accrued but unpaid interest, and finally against subsequent finance charges to the debtor. An obligation placed on non-accrual status shall not resume to an accrual status. However, subsequent advances to a debtor with an non-accrual loan or account will accrue interest.

Loans and doubtful accounts will be charged off upon the filing of suit by the Company to collect the obligation, upon the determination that filing suit would be economically not in the best interests of the Company, or upon the filing of bankruptcy or receivership of the debtor.

Loans and accounts will be considered past due when payment of principal or interest is more than 30 days past the period called for in the agreement or contract. Past due status shall remain until the payment is made or management enters into an agreement to alter the time for the payment. Payments on loans or accounts shall not be considered past due when there are offsetting obligations between the Company and the debtor.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences for financial and income tax reporting related to net operating losses that are available to offset future federal and state income taxes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.



                            Leisure Direct, Inc.
                     Notes to the Financial Statements


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

Net Loss Per Share

Loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share," is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. The effect of assuming the exchange of any stock options, warrants and convertible notes would be anti-dilutive at December 31, 2002 and 2001.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

In August 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.
This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and provides guidance on classification and accounting for such assets when held for sale or abandonment. SFAS 144 is effective for fiscal years beginning after December 15, 2001. The adoption of SFAS No. 144 did not have a material effect on the Company's results of operations or financial position.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that statement, SFAS No. 44, Accounting for Intangible Assets of Motor Carriers, and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements. This statement amends SFAS No. 13, Accounting for Leases, to eliminate inconsistencies between the required accounting for sales-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions. Also, this statement amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Provisions of SFAS No. 145 related to the rescissions of SFAS No. 4 were effective for the Company on November 1, 2002 and provisions affecting SFAS No. 13 were effective for transactions occurring after May 15, 2002. The adoption of SFAS No. 145 did not have a material impact on our financial statements.

     In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement covers restructuring type activities beginning with plans initiated after December 31, 2002. Activities covered by this standard that are entered into after that date will be recorded in accordance with the provisions of SFAS No. 146. The adoption of SFAS No. 146 did not have an impact on our consolidated financial position or results of operations.


                             Leisure Direct, Inc.
                      Notes to the Financial Statements


NEW ACCOUNTING PRONOUNCEMENTS (continued)

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-
Based Compensation - Transaction and Disclosure, which provides alternative methods of transition for a voluntary change to fair value based method of accounting for stock-based employee compensation as prescribed in SFAS 123, Accounting for Stock-Based Compensation. Additionally, SFAS No. 148 required more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The provisions of this statement are effective for fiscal years ending after December 15, 2002, with early application permitted in certain circumstances. The Company is contemplating the reporting requirements under this standard for the year ending December 31, 2003.

In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements are effective for the Company during the first quarter ending March 31, 2003. The adoption of FIN 45 did not have an impact on our financial position or results of operations.

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have an impact on our consolidated financial position or results of operations.

CONCENTRATIONS OF BUSINESS AND CREDIT RISK

At times throughout the year, the Company may maintain certain bank accounts in excess of FDIC insured limits.

The Company sells to the majority of its customers on terms of cash on delivery or prepaid delivery. The Company, within the first two years of operations, provided credit to selected customers deemed creditworthy. The Company maintains the current allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

During 2001 and 2002, the Company generated approximately 25% of its total sales through one customer, Springfield TERRA-FIRMA Properties, LTD (d/b/a Olympic Pools), with whom the Company has a license agreement (see "COMMITMENTS AND CONTINGENCIES"). Based upon the existence of this agreement, it is not likely that there will be a loss of this business for which a concentration exists.


                             Leisure Direct, Inc.
                     Notes to the Financial Statements

INVENTORY

Inventories consist of parts and assemblies sold to pool dealers by the Company, comprised of the following at December 31, 2002:


           Work-in-process               $   1,985
           Raw materials and supplies       53,556
                                           -------
                                         $  55,541
                                           =======

PROPERTY AND EQUIPMENT

Equipment at cost, less accumulated depreciation, consists of the following at December 31, 2002:
                                             2002

           Equipment                      $  15,746
           Less accumulated depreciation     (7,873)
                                            -------
                Total                     $   7,873
                                            =======

Depreciation expense charged to operations was $3,149 in both 2002 and 2001.


LOANS PAYABLE - SHAREHOLDERS

Loans from shareholders are unsecured, non-interest bearing and due upon demand.


PROMISSORY NOTE PAYABLE

The promissory note payable is a note with a warrant attached. The note accrues interest at a rate of 12% per annum with an original maturity date of August 11, 2001, subsequently extended through August 11, 2004. The warrant is exercisable at the option of the creditor, with 75,000 total shares potentially exercisable at December 31, 2002 at the exercise price of 13 and 1/3 cents per share through the extended due date of the note.

ROYALTIES PAYABLE

Pursuant to the Asset Purchase Agreements entered into with OPI and PCPI, the Company is obligated to make royalty payments at a rate of 2% of Company revenues attributable to doing business as Olympic Manufacturing Company (due to OPI) and 1% of Company revenues attributable to doing business as Preferred Concrete Placement Company (due to PCPI) for the first two years of operations. At December 31, 2002, the balance of royalties payable is $24,652.

INCOME TAXES

The differences between income tax provisions in the financial statements and the tax expense (benefit) computed at the U.S. Federal Statutory rate are as follows:

                                   Year Ended December 31,
                                    2002             2001
                                  ------------------------
Tax provision/(benefit) at the
 U. S. Federal Statutory rate        34%             34%

Valuation allowance                 (34)%           (34)%
                                   ----            ----
Effective tax rates                   - %             - %
                                   ====            ====



                            Leisure Direct, Inc.
                     Notes to the Financial Statements

INCOME TAXES (continued)

The Company's provision for income taxes differs from applying the statutory U.S. federal income tax rate to income before income taxes. The primary differences result from recognition of net operating loss carryforwards and from deducting goodwill impairment/amortization expense for financial statement purposes but not for federal income tax purposes.

Those amounts have been presented in the Company's financial statements as follows:
                                           December 31,
                                              2002
                                          -------------

        Deferred tax liability, current      $      -

        Deferred tax asset, noncurrent       $ 348,638

	Total valuation allowance recognized
         for deferred taxes                   (348,638)
                                              --------
        Net deferred tax asset (liability)   $       -
                                              ========


The valuation allowance was established to reduce the net deferred tax asset to the amount that will more likely than not be realized. This reduction is necessary due to uncertainty of the Company's ability to utilize the net operating loss and tax credit carry forwards before they expire.

The Company has available net operating loss carryforwards which may be used to reduce Federal and State taxable income and tax liabilities in future years as follows:


                                          Federal          State
                                        --------------------------
        Available Through        2020   $ 413,465       $ 413,465
                                 2021     262,952         262,952
                                 2022     121,232         121,232
                                         --------        --------
                                Total   $ 797,649       $ 797,649
                                          =======         =======

COMMITMENTS AND CONTINGENCIES

During 2001, the Company's insurance policies were each cancelled for non-payment of premiums. These policies for general liability, commercial property and workers' compensation have not been reinstated. Given the above facts, the Company has potential exposure to loss at December 31, 2002 for which a reasonable estimate cannot be made. Management believes its potential liability with regard to product liability is mitigated based on the fact that the Company has had no such claims since inception and that OPI, the predecessor company, had no claims in the 20 years prior to acquisition by the Company.

As of December 31, 2002, the Company had liabilities for federal and state payroll taxes dating back to the year 2000. The Company owes approximately $121,000 for federal payroll taxes and approximately $26,000 for state and local payroll taxes. These past due amounts will continue to accrue interest and/or penalties as long as they remain unpaid.

The Company is party to a sub-lease agreement with OPI whereby the Company subleases property from OPI pursuant to the same terms and conditions of a month to month lease between OPI and Wilhelm Brettschneider. Under the terms of the agreement, OPI (Lessee) only requires rental payments by the Company to the extent that rental payments are required to be paid by OPI to Mr. Brettschneider. As a condition of the pending sale of real estate from Mr. Brettschneider (see below), the Company has had discussions regarding paying an amount of rent deemed to be equal to the balance of rents that OPI will be required to pay. The Company estimates this additional payment of rent will be approximately $24,000. The Company made rental payments under this sub-lease of $0 and $11,000 for the years ended December 31, 2002 and 2001, respectively.


                            Leisure Direct, Inc.
                     Notes to the Financial Statements


COMMITMENTS AND CONTINGENCIES (continued)

On April 14, 2000, the Company entered into a joint venture agreement with Springfield TERRA-FIRMA Properties, LTD. (Springfield). Under the terms of the agreement, the Company grants a license to use the "Olympic" name and trademark and to use the term "Factory Outlet" in signage and advertising, so long as Springfield sells products manufactured by the Company at certain minimum quantities. Both parties may develop their own retail stores, with the Company having the right to invest in a new Springfield store at up to a 49% interest, while Springfield having the right of first refusal to manage a new store opened by the Company for a management fee.

On March 29, 2002, the Company entered into an agreement to purchase real estate owned by Wilhelm Brettschneider for the purchase price of $1,050,000. An amount of $50,000 has been paid by the Company as a non-refundable earnest money deposit. The closing was originally scheduled for April 30, 2002, but had not occurred as of December 31, 2002, as the consummation of the agreement was contingent on obtaining financing from Wood County, Ohio. The proposed transaction was subsequently terminated, but management is currently negotiating an alternate arrangement under which management believes the deposit will be recoverable.

On March 29, 2002, the Company entered into a contract to purchase fixtures and equipment from OPI for $225,000, payable in cash at the time of closing. The transaction was scheduled to be closed by December 31, 2002, whereby OPI would deliver possession at time of closing. As of December 31, 2002, the performance on this contract was not yet completed.


RELATED PARTY TRANSACTIONS

During 2001:

The Company received cash from OPI customers and utilized a portion of OPI inventories in production.

During  2001 and 2002:

The Company paid expenses of OPI and PCPI.

The Company issued numerous demand notes payable to DABE, Inc., with interest accruing at a rate of 10% per annum, computed on a 360-day basis. Any and all of these notes are guaranteed by a security interest in all present and hereafter acquired inventory, receivables, equipment, general intangibles, chattel paper, documents and contract rights of the Company as collateral. Mr. Ayling is the sole shareholder of DABE, Inc.The Company issued demand notes payable to John Ayling, a director and shareholder of the Company, which were subsequently repaid in 2001. Mr. Ayling is also the majority shareholder of OPI and sole shareholder of PCPI. OPI is a majority shareholder of the Company, owning 50.54% of outstanding common shares at December 31, 2002.


                            Leisure Direct, Inc.
                     Notes to the Financial Statements


RELATED PARTY TRANSACTIONS (continued)

At December 31, 2002:

The Company held a demand note receivable for $10,000 from Michael D. Slates with interest accruing at a rate of 10% per annum, computed on a 360-day basis, and had issued demand notes payable with interest accruing at a rate of 10% per annum, computed on a 360-day basis payable as follows:

        Holder                                                 Amount
-----------------------------------------------------------------------
Delaware Charter FBO Michael D. Slates                       $	27,000

Michael D. Slates and Lisa C. Slates as Trustees of
 the Slates Trust dated 3/29/00                              $	15,500

Michael D. Slates                                            $   2,500


Michael D. Slates is a shareholder, officer and director of the Company and is also the holder of a promissory note for $11,000 with warrant attached, with an original maturity date of August 9, 2001, subsequently extended through August 9, 2004, with interest accruing at 12% per annum. The warrant is exercisable at the option of the creditor, with 82,500 total shares potentially exercisable at December 31, 2002 at the exercise price of 13 and 1/3 cents per share through the extended due date of the note.

Kenneth Dippman, a director of the Company, is also the holder of a promissory note for $11,000 with warrant attached, with an original maturity date of August 9, 2001, subsequently extended through August 9, 2004, with interest accruing at 12% per annum. The warrant is exercisable at the option of the creditor, with 82,500 total shares potentially exercisable at December 31, 2002 at the exercise price of 13 and 1/3 cents per share through the extended due date of the note.

The Company has made advances totalling $7,000 to Ernie Stevens, an officer of the Company.

A summary of the transactions with related parties for the periods ended December 31, 2002 and 2001 and a summary of balances with related parties at December 31, 2002 follows:


                                                 December 31,
                                            2002             2001
                                         ---------------------------
Net expenses paid on behalf of OPI/PCPI  $   7,387       $   40,571
OPI inventory utilized in production     $       -       $  (21,320)
Cash receipts from OPI/PCPI customers    $       -       $   (9,025)
Cash received from related party notes
 payable issuances                       $ (33,600)      $ (106,375)
Repayment on related party notes payable $       -       $   14,206
Interest expense (net) on related
 party notes                             $ (21,467)      $  (16,109)

Employee receivable - officer            $   7,000
Demand note receivable - shareholder     $  10,000
Accrued interest receivable - shareholder
 note                                    $   3,041
Due to OPI/PCPI                          $ (94,888)
Notes payable - DABE, Inc.               $(160,206)
Notes payable - shareholders, officers,
 directors                               $ (67,000)
Accrued interest payable - related
 party notes                             $ (41,389)



                            Leisure Direct, Inc.
                    Notes to the Financial Statements

SUBSEQUENT EVENTS

On January 16, 2003, The Company entered into an agreement with Gary L. Brown to provide services to help the Company raise capital through private placement. The Company paid fees of $10,000 through July 2003, and has contingent liability for 2% of funds raised through the private placement offering from sources developed by Gary L. Brown.

In December 2003, the Company repurchased 862,500 shares of its common stock from shareholders, in exchange for $25,000 in cash and a $10,000 note.

GOING CONCERN ISSUES

As of the year ended December 31, 2002, the Company maintained a significant operating fund deficit and working capital deficiencies. In addition, due to cash flow difficulties, the Company has defaulted on the terms of its three promissory notes with warrants attached with regard to the timely payment of interest and allowed its insurance coverages to lapse due to non-payment of premiums. These conditions indicated that consideration must be given to determining if there is substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time, as continued deficiencies or potential insurance losses could further deplete the Company's working capital requirements. The Company is negotiating a sale/ leaseback transaction with regard to the equipment described in the final paragraph of the "COMMITMENTS AND CONTINGENCIES" note, which may provide additional working capital. The Company will continue to obtain debt financing as necessary, primarily through DABE, Inc. and Capital First, LLC, which are related parties. It appears that based on this source of financing, the concerns with regard to adequate working capital for a reasonable period of time are mitigated. With regard to the defaulted promissory notes (two are held by related parties), the terms for payment of principal and accrued interest thereupon were extended until August 9, 2004. The Company has also taken every precaution to protect inventories from potential loss due to involuntary conversion, and therefore believe the risks involved in insurance risk have been mitigated. The Company is also confident that its efforts in raising equity or debt financing will come to fruition in the near future. The only existing contingency with regard to these potential sources of funds is that the sources of equity financing are contingent on the completion of a reverse merger into a public shell, which the Company is seeking to accomplish by February 2004. Based upon these plans by management, any substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time has been alleviated.


GOODWILL - PRO-FORMA ADOPTION OF STATEMENT 142

In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, the following information displays net income for all periods presented adjusted to exclude amortization expense (including any related tax effects) recognized in those periods related to goodwill and a reconciliation of reported net income to the adjusted net income:

                                   For the Year Ended December 31,
                                        2002             2001
                                  ---------------------------------

Reported net loss                 $  (111,732)        $	(417,701)
Add back: Goodwill amortization             -             23,250
                                     --------           --------
Adjusted net loss                 $  (111,732)        $	(394,451)
                                     ========           ========

Earnings per share, basic and diluted:

Reported net loss                 $     (0.02)        $    (0.06)
Goodwill amortization                       -                  -
                                     --------           --------
Adjusted net loss                 $     (0.02)        $    (0.06)
                                     ========           ========


                      *       *       *        *       *


                             Leisure Direct, Inc.
                                Balance Sheet
                                 (Unaudited)
                             September 30, 2003


	Assets

Current Assets
 Cash and equivalents                        $     3,300
 Accounts receivable, net of
  allowance for doubtful accounts
  of $6,958                                            -
 Employee receivables                              7,182
 Demand note receivable - related party           10,000
 Accrued interest receivable - related
  party note                                       3,800
 Inventory                                        41,161
                                                --------
        Total Current Assets                      65,443
                                                --------
Property and equipment, net of
 accumulated depreciation of $ 10,235              5,511

Other Assets
 Deposit                                          50,000
 Goodwill                                        250,000
                                                --------
        Total Other Assets                       300,000
                                                --------
                Total Assets                     370,954
                                                ========

        Liabilities and Stockholder's Equity

Current Liabilities
 Accounts payable and accrued expenses           288,094
 Accrued interest payable                          6,156
 Accrued interest payable - related parties       59,224
 Demand notes payable - related parties          202,662
 Promissory note payable                          10,000
 Promissory notes payable - related parties       22,000
 Royalties payable                                24,652
 Loans payable - shareholders                     35,584
                                                --------
        Total Current Liabilities                648,372
                                                --------
Stockholders' Equity (Impairment)
 Common stock, par value $0.01;
  20,000,000 shares authorized and
  6,960,073 shares issued and outstanding         69,601
 Additional paid in capital                      655,175
 Accumulated deficit                          (1,002,194)
                                               ---------
        Total Stockholders' Equity
         (Impairment)                            277,418)
                                               ---------
        Total Liabilities and Stockholders'
         Equity                              $   370,954
                                               =========




                           Leisure Direct, Inc.
                         Statements of Operations
                               (Unaudited)


                                        Nine Months Ended September 30,
                                              2003            2002
                                        -------------------------------

Net Sales                               $    320,732     $    253,673

Cost of Sales
 Cost of Goods Sold                          189,426          160,662
 Manufacturing Overhead                       37,897           32,907
                                           ---------        ---------
     Total Cost of Sales                     227,323          193,569
                                           ---------        ---------

     Gross Profit                             93,409           60,104
                                           ---------        ---------

Selling, General & Administrative
 Expenses                                    118,995           83,611

Provision for (recovery from) doubtful
 accounts                                      6,958                -
                                           ---------        ---------
     Operating Loss                          (32,544)         (23,507)
                                           ---------        ---------
Other Income (Expense)
 Interest income                                 758              761
 Interest expense                            (19,760)         (17,773)
                                           ---------        ---------
     Total Other Income (Expense)            (19,002)         (17,012)
                                           ---------        ---------
Net loss                                $    (51,546)    $    (40,519)
                                           =========        =========

Loss per share, basic and diluted       $      (0.01)    $	(0.01)
                                           =========        =========
Weighted Average Common Shares
 Outstanding                               6,933,667        6,900,000
                                           =========        =========





                              Leisure Direct, Inc.
                            Statements of Cash Flows
                                  (Unaudited)


                                          Nine Months Ended September 30,
                                               2003           2002
                                          ------------------------------
Cash Flows From Operating Activities
 Net Loss                                  $  (51,546)     $  (40,519)
 Adjustments to Reconcile Net Loss
  to Net Cash Provided (Used) by
  Operating Activities
  Depreciation and amortization                 2,362           2,362
  Bad debt expense                              6,958               -
 (Increase) Decrease in Assets
  Accounts receivable                          (6,838)         (2,170)
  Accrued interest receivable -
   related party notes                           (759)           (760)
  Inventory                                    14,380         (13,432)
  Other current assets                          2,396             265
 Increase (Decrease) in Liabilities
  Accounts payable and accrued expenses        37,806          32,298
  Accrued interest payable                      1,911         	1,494
  Accrued interest payable - related parties   17,835          16,278
                                              -------         -------
  Net Cash Provided (Used) by Operating
   Activities                                  24,505          (4,184)
                                              -------         -------
Cash Flows From Financing Activities
 Proceeds from related party notes             32,456          29,750
 Repayment of related party notes             (35,000)        (20,000)
 Repayment of shareholder loans               (19,528)         (3,100)
                                              -------         -------
  Net Cash Provided (Used) by Financing
   Activities                                 (22,072)    	6,650
                                              -------         -------
Net Increase (Decrease) in Cash and
 Equivalents                                    2,433           2,466

Cash and Equivalents at Beginning of Period       867           6,389
                                              -------         -------
Cash and Equivalents at End of Period      $    3,300      $    8,855
                                              =======         =======



SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

On May 1st, 2003, the Company issued 60,073 shares for services rendered on behalf of shareholder affiliates. The value of the services provided was $39,776, thereby reducing shareholder loans by that amount.


                            Leisure Direct, Inc.
                     Notes to the Financial Statements

BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ended December 31, 2003.

The balance sheet at December 31, 2002 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

STOCK-BASED COMPENSATION

In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation", when goods or services are the consideration received for the issuance of equity instruments the Company accounts for these transactions based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. For the nine months ended September 30, 2003, the Company issued 60,073 shares of common stock to pay related party debt based on services performed on behalf of the related parties with a fair value of $39,776.

There was no stock-based employee compensation for the nine-month periods ending September 30, 2003 and 2002, therefore no additional disclosures are required pursuant to SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure".

NET LOSS PER SHARE

Loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share," is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. The effect of assuming the exchange of any stock options, warrants and convertible notes would be anti-dilutive at September 30, 2003.

REVENUE SUBJECT TO SEASONAL VARIATIONS

Sales of pools, materials and components to pool dealers typically are more active during the months of April through September, therefore the accompanying interim results may not be indicative of the estimated results for a full fiscal year. For comparative purposes, sales for the three months ending December 31, 2002 were approximately $7,000.

NEW ACCOUNTING PRONOUNCEMENTS

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation - Transaction and Disclosure, which provides alternative methods of transition for a voluntary change to fair value based method of accounting for stock-based employee compensation as prescribed in SFAS 123, Accounting for Stock-Based Compensation. Additionally, SFAS No. 148 required more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The provisions of this statement are effective for fiscal years ending after December 15, 2002, with early application permitted in certain circumstances. The Company is contemplating the reporting requirements under this standard for the year ending December 31, 2003.


                             Leisure Direct, Inc.
                      Notes to the Financial Statements

NEW ACCOUNTING PRONOUNCEMENTS (continued)

In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements were effective for the Company during the first quarter ending March 31, 2003. The adoption of FIN 45 did not have an impact on our financial position or results of operations.

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have an impact on our consolidated financial position or results of operations.

INVENTORY

Inventories consist of materials and components sold to pool dealers by the Company, comprised of the following at September 30, 2003:

                Raw materials and supplies         $  41,161
                                                     =======

PROPERTY AND EQUIPMENT

Equipment at cost, less accumulated depreciation, consists of the following at September 30, 2003:

                Equipment                          $  15,746

                Less accumulated depreciation        (10,235)
                                                     -------
                Total                              $   5,511
                                                     =======

Depreciation expense charged to operations was $2,362 for the nine months ended September 30, 2003.

COMMITMENTS AND CONTINGENCIES

During 2001, the Company's insurance policies were each cancelled for non-payment of premiums. These policies for general liability, commercial property and workers' compensation have not been reinstated. Given the above facts, the Company has potential exposure to loss at September 30, 2003 for which a reasonable estimate cannot be made. Management believes its potential liability with regard to product liability is mitigated based on the fact that the Company has had no such claims since inception and that OPI, the predecessor company, had no claims in the 20 years prior to acquisition by the Company.

As of September 30, 2003, the Company had liabilities for federal and state payroll taxes dating back to the year 2000. The Company owes approximately $145,000 for federal payroll taxes and approximately $32,000 for state and local payroll taxes. These past due amounts will continue to accrue interest and/or penalties as long as they remain unpaid.


                            Leisure Direct, Inc.
                     Notes to the Financial Statements

COMMITMENTS AND CONTINGENCIES (continued)

The Company is party to a sub-lease agreement with OPI whereby the Company subleases property from OPI pursuant to the same terms and conditions of a month to month lease between OPI and Wilhelm Brettschneider. Under the terms of the agreement, OPI (Lessee) only requires rental payments by the Company to the extent that rental payments are required to be paid by OPI to Mr. Brettschneider. As a condition of the pending sale of real estate from Mr. Brettschneider (see below), the Company has had discussions regarding paying an amount of rent deemed to be equal to the balance of rents that OPI will be required to pay. The Company estimates this additional payment of rent will be approximately $24,000. The Company did not make rental payments under this sub-lease for the period ended September 30, 2003.

On April 14, 2000, the Company entered into a joint venture agreement with Springfield TERRA-FIRMA Properties, LTD. (Springfield). Under the terms of the agreement, the Company grants a license to use the "Olympic" name and trademark and to use the term "Factory Outlet" in signage and advertising, so long as Springfield sells products manufactured by the Company at certain minimum quantities. Both parties may develop their own retail stores, with the Company having the right to invest in a new Springfield store at up to a 49% interest, while Springfield having the right of first refusal to manage a new store opened by the Company for a management fee.

On March 29, 2002, the Company entered into an agreement to purchase real estate owned by Wilhelm Brettschneider for the purchase price of $1,050,000. An amount of $50,000 has been paid by the Company as a non-refundable earnest money deposit. The proposed transaction was terminated in 2003, but management is currently negotiating an alternate arrangement under which management believes the deposit will be recoverable.

On March 29, 2002, the Company entered into a contract to purchase fixtures and equipment from OPI for $225,000, payable in cash at the time of closing. The transaction was scheduled to be closed by December 31, 2002, whereby OPI would deliver possession at time of closing. As of September 30, 2003, the performance on this contract was not yet completed.

On January 16, 2003, The Company entered into an agreement with Gary L. Brown to provide services to help the Company raise capital through private placement. The Company paid fees of $10,000 through July 2003, and has contingent liability for 2% of funds raised through the private placement offering from sources developed by Gary L. Brown.

RELATED PARTY TRANSACTIONS

The Company issued demand notes payable to DABE, Inc., with interest accruing at a rate of 10% per annum, computed on a 360-day basis. Any and all of these notes are guaranteed by a security interest in all present and hereafter acquired inventory, receivables, equipment, general intangibles, chattel paper, documents and contract rights of the Company as collateral. The Company made repayments on notes during the period, as well. John Ayling is the sole shareholder of DABE, Inc.

On July 15, 2003, Capital First Management Company, LLC ("Capital First"), a related party, exercised two options to purchase a total of 4,116,563 shares of the Company held by OPI and PCPI. Capital First issued promissory notes to OPI and PCPI as consideration for the respective options. Capital First is wholly owned by Mr. Ayling. He is also the majority shareholder of OPI and sole shareholder of PCPI. As a result of these transactions, Capital First is a majority shareholder of the Company, owning 59.4% of outstanding common shares at September 30, 2003.


                            Leisure Direct, Inc.
                     Notes to the Financial Statements


RELATED PARTY TRANSACTIONS (continued)

At September 30, 2003:

      The Company held a demand note receivable for $10,000 from Michael D. Slates with interest accruing at a rate of 10% per annum, computed on a 360-day basis, and had issued demand notes payable with interest accruing at a rate of 10% per annum, computed on a 360-day basis payable as follows:

	Holder	                                	Amount
----------------------------------------------------------------------
Delaware Charter FBO Michael D. Slates                  $  27,000
Michael D. Slates and Lisa C. Slates as Trustees of
  the Slates Trust dated 3/29/00                        $  15,500
Michael D. Slates                                       $   2,500

Michael D. Slates is a shareholder, officer and director of the Company and is also the holder of a promissory note for $11,000 with warrant attached, with an original maturity date of August 9, 2001, subsequently extended through August 9, 2004, with interest accruing at 12% per annum. The warrant is exercisable at the option of the creditor, with 82,500 total shares potentially exercisable at September 30, 2003 at the exercise price of 13 and 1/3 cents per share through the extended due date of the note.

Kenneth Dippman, a director of the Company, is also the holder of a promissory note for $11,000 with warrant attached, with an original maturity date of August 9, 2001, subsequently extended through August 9, 2004, with interest accruing at 12% per annum. The warrant is exercisable at the option of the creditor, with 82,500 total shares potentially exercisable at September 30, 2003 at the exercise price of 13 and 1/3 cents per share through the extended due date of the note.

The Company has made advances totalling $7,000 to Ernie Stevens, an officer of the Company.

A summary of the transactions with related parties for the nine months ended September 30, 2003 and a summary of balances with related parties at September 30, 2003 follows:

	Transactions:

Expenses paid on behalf of OPI/PCPI in cash              $   19,528
Expenses paid on behalf of OPI/PCPI in common stock      $   39,776
Cash received from related party notes payable issuances $  (32,456)
Repayment on related party notes payable                 $   35,000
Interest expense (net) on related party notes            $   17,076

	Balances:

Employee receivable - officer                            $    7,000
Demand note receivable - shareholder                     $   10,000
Accrued interest receivable - shareholder note           $    3,800
Due to OPI/PCPI                                          $  (35,584)
Notes payable - DABE, Inc.                               $ (157,662)
Notes payable - shareholders, officers, directors        $  (67,000)
Accrued interest payable - related party notes           $  (59,224)



                            Leisure Direct, Inc.
                    Notes to the Financial Statements

SUBSEQUENT EVENTS

In December 2003, the Company repurchased 862,500 shares of its common stock from shareholders, in exchange for $25,000 in cash and a $10,000 note.

GOING CONCERN ISSUES

As of the nine-month period ended September 30, 2003, the Company maintained a significant operating fund deficit and working capital deficiencies. These conditions indicated that consideration must be given to determining if there is substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time, as continued deficiencies or potential insurance losses could further deplete the Company's working capital requirements. The Company is negotiating a sale/leaseback transaction with regard to the equipment described in the final paragraph of the "COMMITMENTS AND CONTINGENCIES" note, which may provide additional working capital. The Company will continue to obtain debt financing as necessary, primarily through DABE, Inc. and Capital First, LLC, which are related parties. It appears that based on this source of financing, the concerns with regard to adequate working capital for a reasonable period of time are mitigated. The Company has also taken every precaution to protect inventories from potential loss due to involuntary conversion, and therefore believe the risks involved in insurance risk have been mitigated. The Company is also confident that its efforts in raising equity or debt financing will come to fruition in the near future. The only existing contingency with regard to these potential sources of funds is that the sources of equity financing are contingent on the completion of a reverse merger into a public shell, which the Company is seeking to accomplish by February 2004. Based upon these plans by management, any substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time has been alleviated.



                     *       *       *        *       *


                                                               EXHIBIT 3


                            CERTIFICATE OF AMENDMENT

                                       TO

                           ARTICLES OF INCORPORATION

                                       OF

                            URANIUM STRATEGIES, INC.

Pursuant to the provisions of the Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officer does hereby certify:

     1.      The name of the corporation is Uranium Strategies, Inc.

     2.      The Articles have been amended as follows:

       Article 1 has been amended to read as follows:

      1.     The name of the corporation is ALeisure Direct, Inc.@

       Article 3 has been amended to read as follows:

      2. The aggregate number of shares which the Corporation shall have the authority to issue is 100,000,000 shares of Common Stock, $.001 par value, designated as "Common Stock," and 10,000,000 shares of Preferred Stock, $.001 par value, designated as "Preferred Stock."
       The Board of Directors is authorized, subject to limitations prescribed by law and the provisions hereof, to provide for the issuance from time to time of Preferred Stock in one or more series, and by filing a certificate pursuant to Section 78.1955 of the Nevada General Corporation Law, as amended and supplemented from time to time, to establish the number of shares to be included in each such series, and fix the voting powers, designations, preferences, limitations, restrictions, relative rights, and distinguishing designation of the shares of each such series not fixed hereby. The aforesaid authorization of the Board shall include, but not be limited to, the power to provide for the issuance of shares of any series of Preferred Stock convertible, at the option of the holder or of the Corporation or both, into shares of any other class or classes or of any series of the same or any other class or classes.


      3. The aforesaid amendment was approved on January 15, 2004 by the written consent of stockholders holding shares in the Corporation entitling them to exercise a majority of the voting power, pursuant to
       Section 78.320 of the Nevada General Corporation Law.

      4. The effective date of this filing will be February 2, 2004.


Signed on January 23, 2004                    /s/ John R. Ayling
                                              -------------------------
                                              John R. Ayling, President

                       *       *        *       *        *

                                                               EXHIBIT 10

MERGER AGREEMENT

	This Merger Agreement is made this 15th day of January, 2004, by and between Olympic Manufacturing Company, LLC (hereinafter referred to as "OMC"), a Nevada Limited Liability Company and also a wholly owned subsidiary of Uranium Strategies, Inc. (hereinafter referred to as "USI") a Nevada corporation, both with offices at 1070 Commerce Drive, Building II, Suite 303, Perrysburg, Ohio, and Leisure Direct, Inc.(hereinafter referred to as the "Company"), a Delaware corporation with its offices at 26812 Eckel Road, Perrysburg, Ohio.

WITNESSETH

	WHEREAS OMC desires to merge with the Company, all in the manner and subject to the terms and conditions hereinafter set forth;

	NOW, THEREFORE, to consummate the Merger Agreement and in consideration of the mutual promises herein made, the parties hereto do represent, warrant, covenant, agree and understand as follows:

(1) Merger

    (a) At the Effective Time (as hereinafter defined), each outstanding share of common stock of the Company (collectively, the "Company Shares") shall be cancelled and converted into the right to receive one (1) share
    of common stock of USI (the "Merger Shares").   All Company Shares shall
    no longer be outstanding and shall automatically be canceled and retired, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Shares to be issued pursuant to this Section 1 upon the surrender of such certificate. The Merger Shares shall represent 41.85% of the common stock of USI at the Effective Time after giving effect to the Merger.

    (b) After the Effective Time, the Company's Stockholders shall be required to surrender all their Company Shares to USI, and the Company Stockholders shall be entitled upon such surrender to receive in exchange therefore certificates representing the number of Merger Shares into which the Company Shares so surrendered shall have been exchanged pursuant to this Agreement. Until so surrendered, each outstanding certificate which, prior to the Effective Time, represented Company Shares shall be deemed for all corporate purposes, subject to the further provisions of this
    Article I, to evidence the ownership of the number of Merger Shares for which such Company Shares have been so exchanged. No dividend payable to holders of Merger Shares of record as of any date subsequent to the Effective Time shall be paid to the owner of any certificate which, prior to the Effective Time, represented Company Shares, until such certificate or certificates representing all the relevant Company Shares are surrendered as provided in this Article I or pursuant to other instructions with respect to lost certificates provided by USI.

    (c) After the Effective Time, the stock transfer book of the Company shall be deemed to be closed and no transfer of Company Shares shall thereafter be recorded thereon.

    (d) At the Effective Time every holder of an option to purchase a share of stock in the Company shall receive an option to purchase one (1) share of stock of USI for every share of stock in the Company. The purchase price per share of stock of USI shall be the same as the purchase price of a share of stock in the Company.

(2) Closing and Effective Time

    (a) The closing of the Merger (the "Closing") will take place at the offices of USI within one business day following the approval of the Merger by the Managing Member of OMC and the Shareholders of the Company.

    (b) At the Effective Time the Company shall merge with and into OMC in accordance with the provisions of the Nevada General Corporation Law ("GCL"), the separate corporate existence of the Company shall cease, and OMB shall continue as the Surviving Entity. The Effective Time shall occur upon the first to occur of (i) the filing with the Secretary of State of the State of Nevada of the Articles of Merger (the "Articles of Merger") substantially in the form of Exhibit "A" attached hereto and
    (ii) the filing with the Secretary of State of the State of Delaware of a Certificate of Merger, in the form of Exhibit "B".

(3) Effect of the Merger

    (a) At the Effective Time, all the properties, rights, privileges, powers and franchises of the Company shall vest in the Surviving Entity, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Entity.

    (b) The Articles of Organization of OMC as in effect immediately prior to the Effective Time shall be the Articles of Organization of the Surviving Entity immediately following the Merger. The Operating Agreement of OMC as in effect immediately prior to the Effective Time shall be the Operating Agreement of the Surviving Entity immediately following the Merger.

    (c) If, at any time after the Effective Time, the Surviving Entity considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm (of record or otherwise) in the Surviving Entity its right, title or interest in, to or under any of the rights, properties, or assets of the Company, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of the Surviving Entity will be authorized to execute and deliver, in the name and on behalf of the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Company, all such other actions and things as the Board of Directors of the Surviving Entity may determine to be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out the intent and purposes of this Agreement.

(4) Representations and Warranties by the Company:

    To induce OMC to consummate the transaction contemplated hereby, the Company represents, warrants and agrees as follows:

    (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own its properties and carry on its business as it is now being conducted, and is qualified to do business and in good standing in every jurisdiction in which the nature of its business or the ownership or leasing of its property requires such qualification.

    (b) Copies of the Company's Articles of Incorporation and By-Laws, including the respective amendments thereto, have been delivered by the Company to OMC and such copies are true, complete and correct in every particular. The total authorized and outstanding capital stock of the Company has been disclosed to OMC in writing. The said issued and outstanding shares have been duly and validly issued under the laws of the State of Delaware and are fully paid and non-assessable. All federal documentary taxes in connection with the issuance or any prior transfer of such shares have been paid.

    (c) Other than as disclosed in writing, there are no authorized, issued or outstanding securities of the Company of any kind whatsoever and no outstanding options, warrants, rights, conversion privileges or other agreements or instruments (i) obligating the Company to issue any additional shares of its capital stock of any class or to issue any other debt or equity securities of any kind or (ii) prohibiting, limiting or affecting the Company's rights to effect the transactions contemplated herein.

    (d) The Company has delivered to OMC the following financial statements:

        (i) Audited balance sheet of the Company as of December 31, 2002, and related Statement of Income, and Statement of Cash Flows of the Company for the period then ending, certified by Certified Public Accountants of the Company; and,

       (ii) Reviewed balance sheet of the Company as of September 30, 2003 (hereinafter referred to as the "Balance Sheet Date"), and related Statements of Income, and Statement of Cash Flows of the Company for the period then ending, certified by the Chief Financial Officer of the Company.

     The foregoing financial statements (a) are, in all material respects, in accordance with the books and records of the Company, (b) present fairly the financial condition and results of operations of the Company as, at and for the periods therein specified, all prepared on a basis consistent with prior years, and (c) contain and reflect all necessary and material adjustments so as to present a fair and accurate statement of the financial condition and results of operations for the periods covered by said financial statements to the best of the Company's knowledge and belief as regards to the unaudited statements. To the best of the Company's knowledge, said financial statements contain and reflect, as of the periods indicated, reserves for all liabilities and obligations of the Company for all reasonably anticipated losses and costs in excess of expected receipts and for all discounts or refunds.

     (e) The Company has disclosed to OMC in writing all of the real property owned or leased by the Company, containing a brief description of all such property, (i) such real property constitutes all of the real property and interests in real property owned or leased by the Company as of the date of this Agreement, including options to purchase real property, (ii) the buildings and operations of the Company do not encroach on the property of others, all such buildings, and the machinery and equipment therein which is in regular use, are in good state of repair and have been well maintained, and all such buildings and operations conform in all material respects with all applicable zoning and other laws, ordinances, and regulations, (iii) all parcels of land included in such real property purporting to be contiguous to other parcels are contiguous and not separated by strips or gores, and
     (iv) the Company has good and marketable title to all the real property and leasehold estates listed as owned by it free and clear all claims, liens or other encumbrances, except those specified in such Schedule.

     (f) The Company has disclosed to OMC in writing all of (a) the equipment and furniture used in the business of the Company, (b) the number and type of machinery used in the business of the Company, (c) the number and type of trucks used in the business of the Company, (d) the size and estimated remaining useful lives of the equipment and machinery owned by the Company, (e) the total number of employees, the number of employees which are subject to collective bargaining agreements and the number of employees employed in executive, supervisory and clerical capacities, (f) the percentage of the Company's revenue derived pursuant to agreements with governmental units, and (g) the expiration dates of any collective bargaining agreements to which the Company is a party, all as of the date hereof.

     (g) The Company has good and marketable title to all personal property and assets of every type and description used by it in its business, free and clear of any and all mortgages, liens, pledges, privileges, charges or encumbrances of every kind, nature and description, and no Stockholder owns nor does the Company know of any other person, firm or corporation that owns any interest in any of the Company's properties or assets except as has been disclosed to OMC in writing. To the best of its knowledge and belief, all properties or assets of the Company are in its possession, are in good operating condition and repair, and conform to all applicable laws, rules and regulations. All of the accounts receivable shown on the Balance Sheet are good and collectible at the aggregate recorded amounts thereof (less the allowance for doubtful accounts shown in the Balance Sheet) and can reasonably be anticipated to be paid within thirty (30) days of the due date, subject to no counterclaims or set-offs.

     (h) The conduct of the Company's business is not dependent on any license, permit or other authorization, except as disclosed to OMC in writing, and the consummation of the transactions contemplated by this Agreement will not terminate or adversely affect any of such licenses, permits or authorizations. The merger contemplated hereby does not require the approval or consent of any governmental authority having any jurisdiction over the Company's business or of any party to any agreement with the Company as a condition to the continuance of the Company's conduct of its business or of such agreement after such purchase and sale. Nothing has come to the attention of the Company to indicate that the Company's business and prospects will be adversely affected by any event or happening.

     (i) The Company has provided OMC with the names of all of the officers and directors of the Company; the name of each bank in which the Company maintains an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto and in what combinations, and the names of all persons authorized to borrow money or that hold powers of attorney from the Company, together with a summary statement of the terms thereof.

     (j) The Company has disclosed to OMC in writing all material contracts, agreements, commitments and instruments to which the Company is subject or by which it is bound, and for the purposes hereof, "material" shall not include routine contracts, agreements or commitments which do not exceed $2,000 in amount or which are made in the usual and ordinary course of business of the Company. The Company has no material obligations, rights, or benefits under, nor is it bound by or a party to, any contracts, agreements or instruments, whether written or oral, which have not been disclosed to OMC. There has not been any material default in any obligation to be performed by the Company under any of said contracts, agreements or instruments, and the Company has not waived any material rights under or with respect to the same. The Company has no contracts or sales or purchase commitments other than made in ordinary and regular course of its business, and it has no sales or purchase commitments which are in excess of the normal, ordinary and usual requirements of its business or not terminable on 30 days' notice nor with any person(s) representing 10% or more of its annual sales or purchases, other than provided to OMC in writing. The Company does not know of any outstanding bids or sales or contract proposals by the Company quoting total prices that will be performed at a loss other than disclosed to OMC in writing. Except as disclosed to OMC in writing, the Company has no collective bargaining agreements, nor is it subject to any union contracts, nor is it bound by or a party to any employment agreements, nor does it have any bonus, deferred compensation, profit sharing, pension, retirement or employee welfare plan or agreement or hospitalization agreement or plan or other similar arrangements of any kind, nature or description. The Company is not a party to or bound by any consultant or broker agreements, any stock purchase, stock option or other similar agreement or plan any loan or guaranty agreement or commitment, any distribution, dealer representative or sales agency contract, franchise, license, advertising contract, any contract or commitment for capital expenditures, or any continuing contract which may not be terminated without premium or penalty on ninety (90) days or less notice, except as disclosed to OMC in writing.

     (k) Except as has been disclosed in writing, since the Balance Sheet Date, there have been no changes in the assets, properties, liabilities or financial condition of the Company from those shown in said Balance Sheet or in the condition, financial or otherwise, of the Company, other than changes occurring in the ordinary course of business, which changes have not materially adversely affected, singly or in the aggregate, the business assets, properties or financial condition of the Company.

     (l) The books and records of the Company are accurate and complete, and there are no matters for which proper entry has not been made in such books and records to the best of the Stockholders' knowledge and belief.

     (m) Except as disclosed to OMC in writing, since the Balance Sheet Date, the Company has not (1) authorized, issued or sold any stock, bonds or other corporate securities, or warrants, subscriptions, options or right to purchase the same; (2) borrowed any amount or incurred any liability, absolute or contingent, except liabilities incurred, and obligations under contracts entered into, in the ordinary course of business;
     (3) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, other than current liabilities shown in the Balance Sheet or current liabilities incurred since the Balance Sheet Date in the ordinary course of business;
     (4) declared or made any payment or distribution with respect to its stock, purchased or redeemed any shares of its capital stock or reclassified its stock; (5) mortgaged, pledged or subjected to lien, charge or any other encumbrance any of its assets; (6) sold, assigned or transferred any of its tangible assets or cancelled any debts or claims, except in the ordinary course of business; (7) sold, assigned, licensed or transferred any patents, trademarks or other intangible assets; (8) suffered any losses or waived any rights of substantial value; (9) loaned any money to any director, officer or stockholder;
     (10) amended its Articles of Incorporation or Bylaws; (11) made any changes in officer compensation; and (12) entered into any transactions other than in the ordinary course of business.

     (n) Except as disclosed to OMC in writing, there are no actions, suits, claims, proceedings or investigations (whether or not purportedly on behalf of or against the Company) pending, or to the knowledge of the Stockholders, threatened against or affecting the Company at law or in equity, or before or by any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign. The Company is not in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. To the best of the Company's knowledge and belief the Company has complied in all material respects with all laws, regulations and orders applicable to its business and possesses all licenses and permits required for the conduct of its business.

     (o) Except as disclosed to OMC in writing, no Stockholder nor any officer or employee of the Company has any claim(s) against it, and the Company is not obligated or liable to any of such persons in any way or for any amounts, except salaries or wages to employees in the ordinary course of business.

     (p) Company has delivered copies of all of its insurance policies to OMC.

     (q) The Company has not employed any broker, finder or agent, nor has it otherwise dealt with or become in any way obligated for any broker's, finder's, agent's or similar fee with respect to the transactions contemplated by this Agreement.

     (r) No representation or warranty of the Company made in this Agreement, nor in any document, certificate or schedule required to be furnished pursuant to this Agreement, contains any untrue statement of a material fact nor omits to state a material fact necessary to make any statement of fact contained herein not misleading.

(5)  Representations and Warranties by OMC:

     (a) OMC is a Limited Liability Corporation duly organized and validly existing and in good standing under the laws of the State of Nevada, and has the corporate power to own its property and to carry on its business as it is now being conducted.

     (b) OMC has not employed any broker, finder or agent, nor has it otherwise dealt with or become in any way obligated for any broker's, finder's, agent's or similar fee with respect to the transactions contemplated by this Agreement.

     (c) The total authorized and outstanding capital stock of USI consists of 20,000,000 shares of common stock and zero shares of preferred stock, of which 8,775,000 shares of common stock and zero shares of preferred stock are issued and outstanding. The said issued and outstanding shares have been duly and validly issued under the laws of the State of Nevada and are fully paid and non-assessable.

     (d) Other than as disclosed in writing, there are no authorized, issued or outstanding securities of USI of any kind whatsoever and no outstanding options, warrants, rights, conversion privileges or other agreements or instruments obligating USI to issue any additional shares of its capital stock of any class or to issue any other debt or equity securities of any kind.

(6) Miscellaneous:

     (a) Each and every one of the warranties, representations, covenants and agreements made herein by the Company and OMC, respectively (including any statements made in any certificate, schedules, exhibits, instruments or documents furnished pursuant to or concurrently with this Agreement), shall survive the Closing and the consummation of the transactions contemplated by this Agreement, notwithstanding any investigation heretofore or hereinafter made by the parties hereto for a period of one year.

     (b) Notwithstanding anything to the contrary contained in this Agreement, OMC's obligations under this Agreement are subject to reasonable due diligence by OMC to verify the accuracy of the books and records of the Company.

     (c) Nothing contained in this Agreement shall be construed as a limitation on the absolute right of OMC after the Closing, to merge, consolidate, liquidate, sell or otherwise dissolve itself.

     (d) Arbitration:

         (I) Any dispute, controversy, or claim arising out of or relating to this Agreement or relating to the breach, termination, or invalidity of this Agreement, whether arising in contract, tort, or otherwise, shall at the request of any party be resolved in binding arbitration. This arbitration shall proceed in accordance with Title 9 of the United States Code, as it may be amended or recodified from time to time ("Title 9") and the current Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association ("AAA"), to the extent that Title 9 and the Arbitration Rules do not conflict with any provision of this Agreement. Arbitration to be held within Wood County, Ohio.

         (II) No provision of or the exercise of any rights under this section shall limit the right of any party to seek and obtain provisional or ancillary remedies (such as injunctive relief or attachment) from any court having jurisdiction before, during, or after the pendency of an arbitration proceeding under this section. The institution and maintenance of any such action or proceeding shall not constitute a waiver of the right of any party (including the party taking the action or instituting the proceeding) to submit a dispute, controversy or claim to arbitration under this section.

     (e) All notices, approvals or other communications to be sent or given to the Company shall be deemed validly and properly given or made if in writing and delivered by hand or by registered or certified mail return receipt requested and addressed to the Company. All notices, approvals or other communications to be sent or given to OMC shall be deemed validly and properly given or made if in writing and delivered by hand or by registered or certified mail return receipt requested and addressed to OMC. Any of the parties hereto may give notice to the others at any time by the methods specified above of a change in the address at which, or the person to whom, notices addressed to him or it are to be delivered in the future.

     (f) This Agreement, together with the accompanying Schedules attached hereto, constitutes the entire Agreement among the parties hereto and supersedes all prior memoranda, correspondence, conversations and negotiations. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties. The titles of the paragraphs of this Agreement have been assigned thereto for convenience only and shall not be construed as limiting, defining or affecting the substantive terms of the Agreement. This Agreement may be amended only by a writing executed by the parties hereto. This Agreement shall be construed and interpreted according to the laws of the State of Ohio.



         IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the day, month and year first above written.

Leisure Direct, Inc.                Olympic Manufacturing Company, LLC

By: /s/ Michael D. Slates           By: /s/ John R. Ayling
    ---------------------               ------------------------
    Its: Vice President                 Its: Manager


Uranium Strategies, Inc.

By: /s/ John R. Ayling
    -----------------------
    Its: President